May 19, 2010

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, DC 20549

Ladies and Gentlemen:

 The undersigned hereby authorizes each of William L. Horton, Jr.,

Mary Louise Weber, and Jane Schapker to execute and file, on behalf of the undersigned, any and all reports regarding transactions in the equity securities of New Communications Holdings Inc. ("SPINCO")

pursuant to Section 16 of the Securities Exchange Act of 1934, as

amended.  This authority will remain in full force and effect until further written notice.

                        /s/ Richard L. Williams

    ______________________________

    Richard L. Williams